Exhibit 23.1

            CONCENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



     We consent to the use, in the registration statement on Form SB-2A of Tank Sports, Inc., of our report dated September 12, 2005 on our audits of the financial statements of Tank Sports, Inc. as of February 28, 2005, and the results of its operations and cash flows for each of the two years then ended, and the reference to us under the caption "Experts".




/s/ Kabani & Company, Inc.
---------------------------
Kabani & Company, Inc.
Los Angeles, California


February 10, 2006